March 21, 2003


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Fidelity Bankshares, Inc. (the "Company"). The Annual Meeting will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m. (local time) on April 22, 2003.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

     The Annual Meeting is being held so that stockholders will be given an opportunity to elect two directors and to ratify the appointment of Deloitte & Touche LLP as auditors for the year ending December 31, 2003.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

/s/ Vince A. Elhilow
----------------------------
Vince A. Elhilow
Chairman of the Board
 and Chief Executive Officer

                            Fidelity Bankshares, Inc.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 803-9900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 22, 2003

     Notice is hereby given that the Annual Meeting of Fidelity Bankshares, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m. (local time) on April 22, 2003.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

1.   The election of two directors of the Company;

2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2003; and

     such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 7, 2003 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                           By Order of the Board of Directors


                                           /s/ Elizabeth M. Cook
                                           ----------------------
                                           Elizabeth M. Cook
                                           Secretary


West Palm Beach, Florida
March 21, 2003



--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                            FIDELITY BANKSHARES, INC.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 803-9900


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 2003
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Fidelity Bankshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida on April 22, 2003 at 10:00 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 21, 2003.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Elizabeth M. Cook, at the address of the Company shown above, by delivering a later dated proxy or by attending the Meeting and voting in person. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on March 7, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 15,902,916 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. The ratification of Deloitte & Touche LLP must be approved by a majority of the votes cast in person or by proxy at the Meeting without regard to broker non-votes or proxies marked "abstain."

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors and named executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date. The business address of each director and executive officer is 205 Datura Street, West Palm Beach, Florida.

                                                     Number of Shares of
                                                  Common Stock Beneficially    Percent of All Common
Name of Beneficial Owner                                    Owned(1)            Stock Outstanding(1)
Vince A. Elhilow(2)                                        416,228                     2.80%
Keith D. Beaty(3)                                          154,900                     1.04
Paul C. Bremer(4)                                           28,909                     0.19
F. Ted Brown, Jr.(5)                                        94,775                     0.64
Donald E. Warren, M.D.(6)                                   98,560                     0.66
Karl H. Watson(7)                                           28,534                     0.19
Richard D. Aldred(8)                                       140,049                     0.94
J. Robert McDonald(9)                                      155,100                     1.04
Joseph C. Bova(10)                                         114,134                     0.77
Robert L. Fugate(11)                                       146,621                     0.99
Christopher H. Cook(12)                                     53,595                     0.36
Private Capital Management(14)                           1,499,608                    10.09
Fidelity Federal Bank & Trust ESOP(15)                     994,075                     6.69
Savings Plan for Fidelity Federal Savings (15)             699,342                     4.71
All directors and executive
  Officers as a group.(13)                               1,431,405                     9.62%

---------------------
(1)  Based upon  14,858,327  shares  outstanding.
(2) Includes 8,000 shares of common stock subject to options pursuant to the stock option plan that may be exercised within 60 days of the record date and 69,619 shares held by the management performance plan. Includes 13,305 shares allocated under the Fidelity Federal Bank &Trust employee stock ownership plan. Includes 32,058 shares held under the savings plan for employees for the benefit of Mr. Elhilow. Includes 69,000 shares of restricted stock and options to purchase 21,500 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(3) Includes 36,682 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan. Includes 17,390 shares of restricted stock and options to purchase 7,233 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(4) Includes 12,000 shares of restricted stock and options to purchase 7,233 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(5) Includes 9,332 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan. Includes 17,390 shares of restricted stock and options to purchase 7,233 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(6) Includes 31,000 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan. Includes 17,390 shares of restricted stock and options to purchase 7,233 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(7) Includes 14,000 shares of restricted stock and options to purchase 7,233 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(8) Includes 11,000 shares of common stock subject to options pursuant to the stock option plan and 18,000 shares held by the management performance plan. Includes 12,698 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 10,554 shares held under the savings plan for employees for the benefit of Mr. Aldred. Includes 30,000 shares of restricted stock and options to purchase 8,167 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(9) Includes 44,084 shares held by the management performance plan. Includes 11,123 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 21,972 shares held under the savings plan for employees for the benefit of Mr. McDonald. Includes 12,000 shares of restricted stock and options to purchase 20,000 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(10) Includes 8,381 shares of common stock subject to options pursuant to the stock option plan and 12,877 shares held by the management performance plan. Includes 12,372 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 20,189 shares held under the savings plan for employees for the benefit of Mr. Bova. Includes 30,000 shares of restricted stock and options to purchase 8,167 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(11) Includes 18,895 shares held by the management performance plan. Includes 11,192 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 31,823 shares held under the savings plan for employees for the benefit of Mr. Fugate. Includes 30,000 shares of restricted stock and options to purchase 8,167 shares pursuant to the 2002 Incentive Stock Benefit Plan.
(12) Includes 4,823 shares subject to options that may be exercised pursuant to the directors' plan. Includes 4,323 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 30,000 shares of restricted stock and options to purchase 8,167 shares pursuant to the 2002 Incentive Stock Benefit Plan.

(13) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust, and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and investment power. Includes 96,614 shares of common stock which non-employee directors of Fidelity Bankshares, Inc. have the right to acquire within 60 days of the record date pursuant to the exercise of stock options granted under the Fidelity Federal Bank & Trust stock option plan for non-employee directors.
(14) This information is based upon a Schedule 13G filed by the reporting person. The reporting person reports shared voting and investment power over all shares reported. The reporting person's address is 8889 Pelican Bay Boulevard, Naples, Florida 34108.
(15) Excluding shares held by officers.


--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors currently is composed of six members. The Company's bylaws provide that one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and duly qualified. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year. Two directors will be elected at the Meeting. The Board of Directors has nominated Vince A. Elhilow and Donald E. Warren, M.D. each to serve on the Board of Directors for a three-year term.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. Historical information relates to the Bank and its mutual savings association predecessor. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominee identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominee was selected.

                                                                                         Current Term to
            Name                Age          Positions Held         Director Since (1)       Expire

                                                 NOMINEE
Vince A. Elhilow                 63      Chairman of the Board,            1984               2003
                                         Chief Executive Officer
                                              and President

Donald E. Warren, M.D.           75             Director                   1979               2003

                                     DIRECTORS CONTINUING IN OFFICE

Paul C. Bremer                   59             Director                   2000               2004

F. Ted Brown                     74             Director                   1990               2004

Karl H. Watson                   61             Director                   1999               2004

Keith D. Beaty                   53             Director                   1992               2005

---------------------

(1)  Where appropriate refers to  the  individual's service  as  a   director of
     Fidelity Federal Bank & Trust's mutual predecessor.

     The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     Vince A. Elhilow has been President of Fidelity Federal Bank & Trust since 1987, Chief Executive Officer of Fidelity Federal Bank & Trust since 1992 and Chairman of the Board since 2002. Prior to his appointment as President of Fidelity Federal Bank & Trust, Mr. Elhilow was manager of the Loan Department from 1973 to 1992 and Executive Vice President and Chief Operating Officer from 1981 to 1987. Mr. Elhilow joined Fidelity Federal Bank & Trust in January 1963 and has been a Director since 1984.

     Keith D. Beaty is the Chief Executive Officer of Implant Innovations, Inc. a distributor of dental implants, located in Palm Beach Gardens. Mr. Beaty has been a director of Fidelity Federal Bank & Trust since 1992.

     Paul C. Bremer is a retired certified public accountant. From 1979 until his retirement in 2000, Mr. Bremer was a partner with the accounting firm of Ernst & Young. Mr. Bremer was appointed to the Board of Directors in August 2000.

     F. Ted Brown is the President of Ted Brown Real Estate, Inc., located in North Palm Beach. Mr. Brown has been a director of Fidelity Federal Bank & Trust since 1990.

     Donald E. Warren, M.D. is a retired physician who practiced in West Palm Beach for over 36 years. He was associated with Intracoastal Health Systems until his retirement in November 1996. Dr. Warren has been a director of Fidelity Federal Bank & Trust since 1979.

     Karl H. Watson is President of the Construction Materials Division, Rinker Materials, a concrete and building materials company based in West Palm Beach. Mr. Watson has been with Rinker Materials for over 35 years. Mr. Watson was appointed to the Board of Directors on January 19, 1999.

     Richard D. Aldred is Executive Vice President, Chief Financial Officer and Treasurer.

     Joseph C. Bova is Executive Vice President and Lending Operations Manager.

     Robert  L.  Fugate is  Executive  Vice  President  and  Banking  Operations
Manager.

     Christopher H. Cook became Executive Vice President and corporate counsel in 1996. Prior to that time, Mr. Cook was a partner with the law firm of Brackett, Cook, Sned, Welch, D'Angio, Tucker & Farach, P.A.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All of the Company's directors, officers and all owners of more than 10% of the Company's common stock filed these reports on a timely basis.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2002, the Board of Directors of the Company held 13 regular and special meetings. During the year ended December 31, 2002, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

     The Company does not have a compensation committee. All cash compensation paid to executive officers is paid by the Bank. The Executive Compensation Committee of the Bank meets periodically to review the performance of officers and employees, and to determine compensation programs and adjustments. During
2002 the Executive Compensation Committee was comprised of Directors Beaty, Bremer, Shearouse, Warren and Watson. The Executive Compensation Committee met one time during the year ended December 31, 2002.

     The Board of Directors serves as the Nominating Committee. During the year ended December 31, 2002, one meeting was held.

     During 2002 the Audit and Examination Committee of the Company consisted of Directors Beaty, Bremer, Warren and Watson. This committee meets on a quarterly basis with the internal auditor and the Bank's compliance officer to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Audit Committee also meets twice a year with the Company's independent auditors. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors have adopted a written charter for the Audit Committee. The Audit Committee met five times during the year ended December 31, 2002.

Audit and Examination Committee Report

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

        o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002;

        o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

        o Received the written disclosures and the letter from the independent auditors required by Independence Standards
             Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence; and

        o Considered the compatibility of non-audit services described above with maintaining auditor independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                      This report has been provided by the
                                Audit Committee:

    Keith D. Beaty, Paul C. Bremer, Donald E. Warren, M.D. and Karl H. Watson

Compensation Committee Interlocks and Insider Participation

     The Company does not independently compensate its executive officers, directors, or employees. The Executive Compensation Committee of the Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Executive Compensation Committee consists of Directors Beaty, Bremer, Shearouse, Warren and Watson. The Executive Compensation Committee reviews the benefits provided to the Bank's officers and employees. During the year ended December 31, 2002 the Executive Compensation Committee met once.

Report of the Executive Compensation Committee

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     The Executive Compensation Committee of the Bank is delegated the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. All non-employee directors sit on the Executive Compensation Committee and participate in executive compensation decision-making. All cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

     The primary goal of the Bank and its Executive Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

     Compensation of senior management is reviewed annually on a cycle that coincides with the Bank's fiscal year end. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard, the Executive Compensation Committee utilized six salary surveys, including the "Florida Bankers Salary Survey," "Savings and Community Bankers Annual Salary Survey," the "Bank Administration Institute Salary Survey" and the "SNL Executive Compensation Review." In addition, the Executive Compensation Committee considers the overall profitability of the Bank and the executive officer's contribution to the Bank when making its decision.

     The Board of Directors approved a base salary for the Bank's Chief Executive Officer of $390,000 for fiscal year 2003, which represented a 5.98% increase from the Chief Executive Officer's base salary of $368,000 in fiscal 2002. The 2003 base salary was based upon the Chief Executive Officer's performance and industry standards.

                 This report has been provided by the Executive
                             Compensation Committee:

              Directors Beaty, Bremer, Shearouse, Warren and Watson

Performance Graph

     Set forth hereunder is a performance graph comparing (a) the total return on the common stock of the Company and predecessor Bank for the period beginning on January 1, 1998, through December 31, 2002, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, (c) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (d) the cumulative total return on stocks included in the Nasdaq Bank Index over such period. The cumulative total return on the Company's common stock was computed assuming the reinvestment of cash dividends.

     Assuming an initial investment in the common stock of Fidelity Bankshares, Inc. of $100.00 on December 31, 1997 with dividends reinvested, the cumulative total value of the investment on December 31, 2002 would be $145.94. This cumulative total value takes into account the second step conversion of Fidelity Bankshares, MHC which was completed on May 15, 2001. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                      Fidelity Bankshares, Inc.

{graph ommitted]















                                                                          Period Ending

                                         --------------------------------------------------------------------------
Index                                        12/31/97    12/31/98     12/31/99    12/31/00    12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------------------
Fidelity Bankshares, Inc.                      100.00       72.65        47.97       70.64      143.12      163.90
S&P 500                                        100.00      128.55       155.60      141.42      124.63       96.95
NASDAQ - Total US*                             100.00      140.99       261.48      157.42      124.89       86.33
SNL $1B-$5B Bank Index                         100.00       99.77        91.69      104.05      126.42      145.94


--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table sets forth the cash compensation paid for services during the years ended December 31, 2002, 2001 and 2000 to Fidelity Bankshares, Inc.'s Chief Executive Officer and Fidelity Bankshares, Inc.'s five most highly compensated executive officers other than the Chief Executive Officer.

====================================================================================================================================
                           Summary Compensation Table
====================================================================================================================================
============================================================================== ==================================== ================
                             Annual Compensation                                            Long-Term
                                                                               ===================================
                                                                                       Compensation Awards
------------------------------------------------------------------------------ ------------------------------------ ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
      Name and           Year Ended      Salary      Bonus         Other       Restricted  Options/SARs   Payouts      All Other
                                                                   Annual      Stock
                                                                Compensation   Award(s)                              Compensation
 Principal Position     December 31,     ($)(1)      ($)(2)      ($)(3)(4)       ($)(5)       (#)(6)                    ($)(7)
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
Vince A. Elhilow            2002       $ 368,000   $  291,215     $48,206                     129,000       --         $52,976
President and Chief         2001         340,000      105,071      49,186       $1,397,940      --          --          52,392
Executive Officer           2000         316,800      159,853      39,707         --            --          --          45,022
                                                                                   --
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
Joseph C. Bova              2002       $ 195,000   $  92,075      $12,013      $ 607,800       49,000       --         $34,980
Executive Vice              2001         180,000      35,360       12,013         --            --          --          35,055
President--Lending          2000         165,000      49,597        1,938         --            --          --          29,318
Operations
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
Christopher H. Cook         2002       $ 197,000   $  92,075      $ 8,284      $ 607,800       49,000       --         $29,008
Executive Vice              2001         182,000      35,360        8,072         --            --          --          32,117
President                   2000         169,000      49,597        7,860         --            --          --          27,804
Corporate Counsel
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
Richard D. Aldred           2002       $ 197,000   $  92,075      $   550      $ 607,800       49,000       --         $35,394
Executive Vice              2001         182,000      35,360          550         --            --          --          36,278
President--Finance          2000         169,000      49,597        3,050         --            --          --          30,077
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
Robert L. Fugate            2002       $ 192,000   $  92,075      $ 5,280      $ 607,800       49,000       --         $33,794
Executive Vice              2001         177,000      35,360        5,280         --            --          --          34,732
President--Banking          2000         162,000      49,597        6,314         --            --          --          28,581
Operations Manager
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
---------------------- --------------- ----------- ----------- --------------- ----------- -------------- --------- ----------------
J. Robert McDonald          2002       $ 170,000   $  33,784      $15,008      $ 243,120       20,000       --         $31,188
Executive Vice              2001         161,000      16,287       15,664         --            --          --          33,348
President--                 2000         152,000      20,338       13,598         --            --          --          27,671
Appraisal; President
of FRAS
====================== =============== =========== =========== =============== =========== ============== ========= ================

--------------------------------
(1) Includes compensation deferred at the election of the named individual under Fidelity Federal Bank & Trust's savings plan for employees, Fidelity Federal Bank & Trust's flexible benefit plan and Fidelity Federal Bank & Trust's long-term deferred compensation plan.
(2) Includes amounts deferred at the election of the executive under Fidelity Federal Bank & Trust's management performance plan.
(3) Includes $29,400, $2,400 and $2,400 of Directors' fees for Fidelity Federal Bank & Trust and its subsidiaries, payable to Messrs. Elhilow, McDonald and Bova, respectively, in 2002.
(4) Consists of automobile lease payments or automobile reimbursement stipends and club dues for the named individual. The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individual.
(5) The value of the restricted stock awards represents the number of shares awarded multiplied by $20.26, which was the per share closing price on the date of the award. The restricted stock awards vest ratably over a five year period.
(6)  The stock options granted vest ratably over a five year period.
(7) Includes amount allocated to executive officers under Fidelity Federal Bank & Trust employee stock ownership plan, long-term deferred compensation plan and matching contributions allocated under Fidelity Federal Bank & Trust's savings plan for employees.

Employment and Severance Arrangements

     Employment Agreement. Fidelity Federal Bank & Trust has entered into an employment agreement with Vince A. Elhilow, President and Chief Executive Officer of Fidelity Federal Bank & Trust. The employment agreement is intended to ensure that Fidelity Federal Bank & Trust and Fidelity Bankshares, Inc. will be able to maintain a stable and competent management. The continued success of Fidelity Federal Bank & Trust and Fidelity Bankshares, Inc. depends to a significant degree on the skill and competence of the President and Chief Executive Officer.

     The employment agreement has a three-year "evergreen" term and may be renewed for an additional year on each anniversary date of the agreement so that the remaining term is three years, unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreement provides that the executive's base salary will be reviewed annually. Effective January 1, 2003, the current base salary of Mr. Elhilow is $390,000. In addition to the base salary, the employment agreement provides that the executive will receive all benefits provided to permanent full-time employees of Fidelity Federal Bank & Trust, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by Fidelity Federal Bank & Trust for cause at any time. In the event Fidelity Federal Bank & Trust chooses to terminate his employment for reasons other than for cause, or upon the termination of his employment for reasons other than a change in control, as defined in the employment agreement, or in the event of his resignation from Fidelity Federal Bank & Trust upon: (i) failure to reelect him to his current office; (ii) a material change in his functions, duties or responsibilities which change would cause his position to become one of lesser responsibility, importance or scope; (iii) relocation of his principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of Fidelity Federal Bank & Trust; or (v) a breach of the agreement by Fidelity Federal Bank & Trust, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by Fidelity Federal Bank & Trust.

     If termination, whether voluntary or involuntary, follows a change in control of Fidelity Federal Bank & Trust or Fidelity Bankshares, Inc., as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. Fidelity Federal Bank & Trust would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by Fidelity Federal Bank & Trust from time to time.

     The employment agreement provides that for a period of one year following termination (other than in connection with a change in control), the executive agrees not to compete with Fidelity Federal Bank & Trust in any city, town or county in which Fidelity Federal Bank & Trust maintains an office or has filed an application to establish an office.

     Severance Plan. Fidelity Federal Bank & Trust has entered into severance agreements (the "Severance Agreements") with Richard D. Aldred, Executive Vice President, Joseph C. Bova, Executive Vice President, Robert L. Fugate, Executive Vice President, and Christopher H. Cook, Esquire, Executive Vice President/Corporate Counsel, providing for certain benefits in the event of a change of control of Fidelity Federal Bank & Trust or Fidelity Bankshares, Inc. Following a change of control of Fidelity Bankshares, Inc. or Fidelity Federal Bank & Trust, as defined in the Severance Agreements, the officer shall be entitled to a payment under a severance agreement if the officer terminates employment following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles.

     In the event the officer is entitled to receive payments pursuant to a severance agreement, he shall receive a cash payment up to a maximum of three times such officer's annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 36 months from the date of termination.

Directors' Compensation

     The Chairman of the Board receives a monthly fee of $2,250 and each director receives a monthly meeting fee of $2,250. Committee chairmen receive fees of $425 for each meeting attended and committee members receive $300 for each meeting attended. Fidelity Federal Bank & Trust paid a total of $249,475 in director and committee fees during the fiscal year ending December 31, 2002. In addition, Fidelity Federal Bank & Trust has one chairman emeritus who receives $3,400 monthly as a director of Fidelity Federal Bank & Trust. One director emeritus does not receive any fee; however, he receives $1,462 monthly under Fidelity Federal Bank & Trust's Retirement Plan for directors. The directors emeriti meet informally with members of Fidelity Federal Bank & Trust to discuss general matters affecting Fidelity Federal Bank & Trust. Directors emeriti do not attend board meetings and they have no authority to affect Board or management decisions. There are currently three directors emeriti.

     Retirement Plan for Directors. Fidelity Federal Bank & Trust maintains a non-tax-qualified Retirement Plan for Directors that provides directors who serve on the Board for at least five years with an annual retirement benefit equal to 80% of such directors' fees for their last full year of service on the Board. Eligible directors must have served on the Board on or after January 1, 1990. Retirement benefits are payable monthly over a period equal to the number of months (including partial months) that a director has served on the Board. The directors' retirement plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the director's regular benefit for a period of up to 180 months or the number of months the director served on the Board, whichever is less. Survivor benefits begin the day a deceased director would have reached age 65. Survivors are entitled to receive the remaining payments due a director who dies after retirement from the Board but before payment of all benefits under the directors' retirement plan. During the year ended December 31, 2002, the cost of the Director's Plan to Fidelity Federal Bank & Trust was $86,626.

     Our directors are also eligible to receive certain equity compensation under the 2002 Stock Incentive Benefit Plan, discussed in this proxy statement beginning on page 16.

Benefits

     Defined Benefit Plan. Fidelity Federal Bank & Trust maintains a noncontributory defined benefit plan. All employees age 21 or older who were hired prior to January 1, 2001, and who have worked at Fidelity Federal Bank & Trust for a period of one year and who have been credited with 1,000 or more hours of employment with Fidelity Federal Bank & Trust during the year are eligible to accrue benefits under the defined benefit plan. Fidelity Federal Bank & Trust contributes annually an amount to the retirement plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees hired after December 31, 2000 are not entitled to participate in the defined benefit plan. Employees who are not eligible to participate in the defined benefit plan are entitled to an enhanced benefit in the Savings Plan for Employees.

     At the normal retirement age of 65 (or the fifth anniversary of plan participation, if later), the plan is designed to provide a life annuity guaranteed for ten years. The retirement benefit provided is an amount equal to the sum of (1) and (2), where (1) is 1.46% of a participant's average monthly compensation multiplied by the participant's credited service; and (2) is .44% of average monthly compensation in excess of $1,417 multiplied by the participant's credited service (not to exceed 35 years). Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 15 years of service with Fidelity Federal Bank & Trust. Upon termination of employment other than as specified above, a participant who was employed by Fidelity Federal Bank & Trust for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. At December 31, 2002, the market value of the retirement plan trust fund was approximately $12.7 million. For the plan year ended December 31, 2002, Fidelity Federal Bank & Trust made a contribution to the retirement plan of $2.0 million.

     The following table indicates the annual retirement benefit that would be payable under the retirement plan upon retirement at age 65 in calendar year 2002, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                                                Years of Service and Benefits Payable at Retirement

   Final Average Compensation          15           20            25            30            35           40

     $      25,000                    $ 6,003     $   8,004    $  10,005      $ 12,006      $ 14,007     $ 15,832
     $      50,000                     13,128        17,504       21,880        26,256        30,632       34,282
     $      75,000                     20,253        27,004       33,755        40,506        47,257       52,732
     $     100,000                     27,378        36,504       45,630        54,756        63,882       71,182
     $     150,000                     41,628        55,504       69,380        83,256        97,132      104,596


The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 2002, for each of the individuals named in the cash compensation table.
                                                                    Years of
          Name                                                 Credited Service

   Vince A. Elhilow........................................          39.9
   J. Robert McDonald......................................          46.3
   Richard D. Aldred.......................................          18.0
   Joseph C. Bova..........................................          31.2
   Robert L. Fugate........................................          30.6
   Christopher H. Cook.....................................           6.9

     Savings Plan for Employees. Fidelity Federal Bank & Trust maintains a savings plan for employees which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. Since April 1, 2001, new employees and employees not previously eligible, other than certain excluded employees, have been eligible to make salary deferral contributions on the first day of the month following their 90th day of employment. Part-time employees will continue to be eligible to make salary deferrals on the January 1 or July 1 after attainment of age 21 and completion of 1,000 hours of service. Funds included in the 401(k) plan are managed by an independent trustee who is appointed by Fidelity Federal Bank & Trust's Board of Directors.

     Under the 401(k) plan, participants are permitted to make salary reduction contributions to the 401(k) plan equal to a percentage of up to 15% of compensation (25% of compensation, effective January 1, 2003). For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) plan or the flexible benefits plan sponsored by Fidelity Federal Bank & Trust), but does not include compensation in excess of the Code section 401(a)(17) limits. The participants' salary reduction contribution may be matched by Fidelity Federal Bank & Trust, in its discretion, in the amount of $.50 per $1.00, up to a maximum of 6% of the participants' salary. A participant is eligible for matching contributions on the January 1 or July 1 after attainment of age 21 and completion of one year of service in which they have 1,000 hours of service. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year until a participant is 100% vested after five years of service. Participants will also vest in employer matching contributions upon the attainment of the normal retirement age of 65 or later, death or disability, regardless of their years of service. A participant may also withdraw salary reduction contributions in the event the participant suffers a financial hardship.

     Fidelity Federal Bank & Trust has amended the 401(k) plan to provide that employees hired on or after January 1, 2001, will be entitled to receive an employer discretionary contribution once they become eligible to participate in the 401(k) plan. The employer discretionary contribution will be provided in lieu of a benefit accrual under the defined benefit plan, which has been closed to employees hired after December 31, 2000. Eligible employees will be entitled to an employer discretionary contribution equal to (i) 3% of eligible compensation after the first year of eligibility; (ii) 4% after the 7th year of eligibility ; and (iii) 5% after the 14th year of eligibility.

     Plan benefits will be paid to each participant in either a lump sum or installments over a period of up to 20 years, at the participant's election. Upon distribution of a participant's account, the participant will have the choice of having his account paid to him in common stock (to the extent invested therein) or in cash. At December 31, 2002, the market value of the 401(k) plan trust fund equaled approximately $20.5 million. The contribution to the 401(k) plan for the plan year ended December 31, 2002, was $564,900. During the year ended December 31, 2001, Fidelity Federal Bank & Trust contributed $5,500, $4,650, $5,500, $5,500, $5,500 and $5,500 to the accounts of Messrs. Elhilow,
McDonald, Aldred, Bova, Fugate and Cook, respectively.

    Supplemental Executive Retirement Plan. Fidelity Federal Bank & Trust maintains a non-qualified supplemental executive retirement plan for certain executives of Fidelity Federal Bank & Trust to compensate those executive participants in Fidelity Federal Bank & Trust's retirement plan whose benefits are limited by Sections 415 or 401(a)(17) of the Internal Revenue Code. As of December 31, 2002, there were 15 executive employees participating in the supplemental executive retirement plan. The supplemental executive retirement plan provides the designated executive employees with retirement benefits generally equal to 80% of compensation (the "target percentage"), reduced by the employee's accrued benefit under Fidelity Federal Bank & Trust's retirement plan and 50% of the social security benefits. Benefits under the supplemental executive retirement plan vest over a period ending on normal retirement age which is age 65 or age 60 with 30 years of service. Participants may increase their target percentage by 2% of compensation for each year of service beyond normal retirement age; however, a participant's target percentage may not exceed 100%. Participants may elect to have benefits paid as a single life annuity with guaranteed 10-year term or as a joint and 100% or joint and 50% survivor annuity. Benefits for participants who retire before normal retirement age are reduced 5% per year for each year under normal retirement age.

     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the Plan. Pre-retirement benefits are payable in 120 equal monthly installments.

     The supplemental executive retirement plan is considered an unfunded plan for tax and Employee Retirement Income Security Act ("ERISA") purposes. All obligations arising under the supplemental executive retirement plan are payable from the general assets of Fidelity Federal Bank & Trust; however, Fidelity Federal Bank & Trust has set up a trust to ensure that sufficient assets will be available to pay the benefits under the supplemental executive retirement plan.

     The benefits paid under the supplemental executive retirement plan supplement the benefits paid by the retirement plan. Fidelity Federal Bank & Trust is unable to project the actual amounts to be paid to each participant under the supplemental executive retirement plan. The following table indicates the expected aggregate annual retirement benefit payable from the retirement plan, supplemental executive retirement plan and 50% of estimated social security benefits to supplemental executive retirement plan participants, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.

                             Years of Service and Benefits Payable at Retirement

Final Average Compensation     25             30            35            40

      $ 100,000             $ 80,000      $ 80,000      $ 80,000      $ 80,000
      $ 125,000              100,000       100,000       100,000       100,000
      $ 150,000              120,000       120,000       120,000       120,000
      $ 175,000              140,000       140,000       140,000       140,000
      $ 200,000              160,000       160,000       160,000       160,000
      $ 225,000              180,000       180,000       180,000       180,000
      $ 250,000              200,000       200,000       200,000       200,000
      $ 275,000              220,000       220,000       220,000       220,000
      $ 300,000              240,000       240,000       240,000       240,000

     As of December 31, 2002, Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook had 39.9, 46.3, 18.0, 31.2, 30.6 and 6.9 years, respectively, of credited service under the supplemental executive retirement plan. Mr. Aldred's normal retirement age under the supplemental executive retirement plan is 60. Mr. Cook's normal retirement age under the supplemental executive retirement plan is 62. Fidelity Federal Bank & Trust's cost attributable to the supplemental executive retirement plan was $1,440,000 for the year ended December 31, 2002.

     With respect to the executives participating in the supplemental executive retirement plan, the Company has agreed to reimburse them for any excise taxes which may be imposed on them under the federal tax code in connection with payments made following a change in control.

     Long-Term  Deferred  Compensation  Plan.  Fidelity  Federal  Bank  &  Trust
maintains a long-term deferred compensation plan for selected officers designated by the Board of Directors. As of December 31, 2002, the Board has designated 15 executives to participate in the long-term deferred compensation plan, including Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook. The long-term deferred compensation plan provides the designated executives with the option of deferring any percentage of compensation until retirement. In addition to participant deferrals, Fidelity Federal Bank & Trust may contribute annually an amount equal to 10% of each participant's compensation. For these purposes, "compensation" includes salary payable during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction plan, but does not include bonuses, expense reimbursements, or non-cash compensation. Participant and bank contributions are credited to a separate account which earns "interest" at an annual rate equal to Moody's corporate bond index plus 3%. Participants are at all times 100% vested in participant deferrals but vest in Fidelity Federal Bank & Trust's contributions over a period of years ending on each participant's normal retirement age of 65 (or age 60 with 30 years of service). Benefits are paid, beginning no later than 60 days following termination of employment with Fidelity Federal Bank & Trust, either as a lump sum or, at the participant's election made at the time of deferral, over a period of 60, 120 or 180 months. Participants may alternatively elect to withdraw participant deferrals prior to their normal retirement date, but no less than seven years following the end of the deferral period in which the participant initially elected the early withdrawal option. Early withdrawals are available from participant deferrals only and may not be made from bank contributions or "interest" credited to a participant's account. Although segregated "accounts" are set up for participants, all amounts credited to a participant's account remain subject to the claims of Fidelity Federal Bank & Trust's general creditors. For the year ended December 31, 2002, Fidelity
Federal  Bank & Trust  vested and funded  $36,800,  $17,000,  $19,700,  $19,500,
$19,200 and $19,700 to the account balances of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook, respectively.

     Senior Management Performance Incentive Award Program. Fidelity Federal Bank & Trust maintains a senior management performance incentive award program to reward selected members of senior management (i.e., senior officers, vice presidents and above) for their services which contributed to Fidelity Federal Bank & Trust's success during the year. The senior management performance award program has two elements: a bonus program for senior management and a non-qualified deferred compensation plan available only to certain members of senior management that are eligible for an award. Under the senior management performance incentive award program, Fidelity Federal Bank & Trust annually sets aside a varying percentage of net profits and allocates such sums to key management employees in accordance with criteria annually determined by the plan committee. The awards are paid after the end of the calendar year to which they relate. Participants who are eligible elect either immediate receipt of annual awards or deferral of such awards in a non-qualified deferred compensation plan for a designated period of years, or until retirement. Amounts allocated to participants under the non-qualified deferred compensation plan will be invested among ten investment funds, including an Employer Stock Fund. Participants in the non-qualified plan are entitled to direct the investment of amounts allocated to their accounts towards the purchase of common stock in the offering. A participant's benefit under the plan will equal the value of the benefit booked to the participant's account. At the time of distribution, deferred amounts will be received in a lump sum or in installments.

     Supplemental Survivor Benefit Plan. Fidelity Federal Bank & Trust maintains a Supplemental Survivor Benefit Plan that provides selected bank officers with life insurance in an amount initially equal to three times such officer's annual compensation. Fidelity Federal Bank & Trust is the owner and beneficiary of the life insurance policies; however, each participant is permitted to designate a beneficiary or beneficiaries to whom benefits under the plan would be paid in the event of such officer's death. If a participant does not designate a beneficiary, Fidelity Federal Bank & Trust will pay the participant's benefits to his or her spouse, children, or estate.

     Supplemental Disability Income. Fidelity Federal Bank & Trust also has purchased long-term disability income insurance policies for the benefit of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook to provide disability income in an amount equal to the lesser of $10,000 per month or 60% of such participant's basic monthly salary less disability income payable from other sources. Benefits are payable for periods of up to 60 months for participants who become disabled prior to age 60 and for progressively shorter periods for participants who become disabled after age 60.

     Employee Stock Ownership Plan and Trust. Fidelity Federal Bank & Trust maintains an employee stock ownership plan and related trust for eligible employees. The employee stock ownership plan is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees who are 21 years or older who have worked at least 12 months (with at least 1000 hours of service) for Fidelity Federal Bank & Trust are eligible to participate (employees who satisfy these requirements after 6 months of employment will be entitled to participate earlier). The employee stock ownership plan originally purchased 193,200 shares of common stock in connection with the initial stock offering by Fidelity Federal Bank & Trust. In April 2001, the employee stock ownership plan purchased 521,758 shares of the Company's common stock in connection with the mutual-to-stock conversion of Fidelity Federal Bank & Trust's mutual holding company, and funded such purchase with a loan from the Company. The loan is being repaid principally from Fidelity Federal Bank & Trust's contributions to the employee stock ownership plan. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. Fidelity Federal Bank & Trust's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

     The Board of Directors established a Benefits Committee consisting of all of the non-employee directors of Fidelity Federal Bank & Trust to administer the employee stock ownership plan, and has appointed an unrelated corporate trustee for the employee stock ownership plan. The Benefits Committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee will generally vote all shares of common stock held under the employee stock ownership plan in accordance with the written instructions of the Benefits Committee. In certain circumstances, however, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the employee stock ownership plan trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the trustee to the plan participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the plan trustee for the failure of the trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

     2002 Incentive Stock Benefit Plan. During the year ended December 31, 2002, the Company adopted, and the Company's stockholders approved the 2002 Incentive Stock Benefit Plan (the "2002 Plan"). Under the 2002 Plan, the Company may issue to key employees and non-employee directors up to 1,217,432 shares of Company common stock pursuant to grants of stock options, limited rights, reload options, dividend equivalent rights or stock awards, provided that no more than 347,838 shares may be issued as stock awards. The term of awards under the 2002 Plan, with the exception of stock awards, is ten years from the date of grant, and the shares subject to such awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. A stock option gives the option holder the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price shall not be less than the fair market value on the date the stock option is granted. A limited right gives the holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the limited rights on the date exercised over the exercise price. The limited rights are subject to the same terms and conditions as the stock options. Payment upon exercise of limited rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The dividend equivalent rights entitle the holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters and the annualized aggregate dollar amount of the dividend exceeds the Bank's net income after taxes for the current quarter and preceding three quarters. The reload options entitle the holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the shares on the date the original option is exercised. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised. For the year ended December 31, 2002, Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook received 69,000, 12,000, 30,000, 30,000, 30,000 and 30,000 shares of restricted stock, respectively, and options to purchase 129,000, 20,000, 49,000, 49,000, 49,000, and 49,000 shares of common stock under the 2002 Plan. In addition, our non-employee directors received the following under the 2002 Plan: Messrs. Warren, Brown and Beaty each received 17,390 shares of restricted stock, Mr. Watson received 14,000 shares of restricted stock, Mr. Bremer received 12,000 shares of restricted stock and all non-employee directors received options to purchase 43,400 shares of our common stock. Restricted stock granted under the 2002 Plan will vest ratably over a five-year period commencing in 2003. Options awards to non-employee directors will vest at the rate of 16 2/3% over a six-year period commencing on the date of grant and those awarded to employees will vest at a rate of 20% each year and will be fully vested five years after the date of grant.

     The following table sets forth information relating to options granted to the Named Executive Officers during 2002. No options were granted pursuant to the 1994 Incentive Stock Option Plan.

======================================================================================================================
                                          OPTION GRANTS IN LAST FISCAL YEAR
======================================================================================================================
======================================================================================================================
                                                  Individual Grants
----------------------------------------------------------------------------------------------------------------------
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
           Name                  Options       Percent of Total    Exercise     Expiration      Grant Date Present
                                               Options Granted
                                               to Employees in      or Base
                               Granted(1)          FY 2002           Price         Date                Value
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
Vince A. Elhilow                 129,000             15.5%           $20.26      5/21/2012         $   635,970
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
J. Robert McDonald                20,000              2.4%           $20.26      5/21/2012         $    98,600
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
Richard D. Aldred                 49,000              5.9%           $20.26      5/21/2012         $   241,570
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
Joseph C. Bova                    49,000              5.9%           $20.26      5/21/2012         $   241,570
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
Robert L. Fugate                  49,000              5.9%           $20.26      5/21/2012         $   241,570
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
---------------------------- ---------------- ------------------- ------------ -------------- ------------------------
Christopher H. Cook               49,000              5.9%           $20.26      5/21/2012         $   241,570
============================ ================ =================== ============ ============== ========================

-----------------------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 28.93%; risk free rate of return of 2.78%; dividend yield of 1.97%; and a 5 year average expected term.

     1994 Incentive Stock Option Plan. Options to purchase 550,237 shares of common stock were granted on January 7, 1994, pursuant to the Fidelity Federal Savings Bank of Florida 1994 Incentive Stock Option Plan. The options (with limited rights) provide for an exercise price of $3.76 per share (adjusted for stock dividends and split since distribution).

     Set forth below is information relative to options outstanding and exercised under the 1994 Incentive Stock Option Plan and the 2002 Incentive Stock Benefit Plans.


=====================================================================================================================
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
=====================================================================================================================
           Name              Shares Acquired       Value         Number of Securities        Value of Unexercised
                                                                Underlying Unexercised
                                                                      Options at           In-The-Money Options at
                              Upon Exercise     Realized(1)         Fiscal Year-End           Fiscal Year-End(3)
                                                               -------------------------- ---------------------------
                                                                     Exercisable/                Exercisable/
                                                                   Unexercisable(2)             Unexercisable
---------------------------- ---------------- ---------------- -------------------------- ---------------------------
Vince A. Elhilow                  8,000          137,920           29,500/107,500                      113,120/0
---------------------------- ---------------- ---------------- -------------------------- ---------------------------
J. Robert McDonald                    0                0                                                     0/0
                                                                      20,000/0
---------------------------- ---------------- ---------------- -------------------------- ---------------------------
Richard D. Aldred                 5,248           79,927            19,167/40,833                      155,640/0
---------------------------- ---------------- ---------------- -------------------------- ---------------------------
Joseph C. Bova                    8,000          133,920            16,548/40,833                      118,507/0
---------------------------- ---------------- ---------------- -------------------------- ---------------------------
Robert L. Fugate                  8,812          125,483            8,167/40,833                 8,167/40,833
---------------------------- ---------------- ---------------- -------------------------- ---------------------------
Christopher H. Cook                   0                0            12,990/40,833                       68,197/0
============================ ================ ================ ========================== ===========================


(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of common stock received upon exercise, computed using the price of the common stock as quoted on the Nasdaq National Market at the time of exercise.
(2) During 2002, no options under the 2002 Incentive Stock Benefit Plan were exercised.
(3) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2002, at which date the closing price of the common stock as quoted on the Nasdaq National Market was at $17.90.

     1994 Stock Option Plan for Non-Employee Directors. Options to purchase 183,410 shares of common stock were granted to non-employee directors on January 7, 1994 under the Fidelity Federal Savings Bank of Florida 1994 Stock Option Plan for Outside Directors.

     The options provide for an exercise price of $3.76 per share, which was equal to the fair market value of the common stock on the date of grant. All options granted under the directors' stock option plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. Options for 15,180 shares of common stock were awarded to each of Directors Warren, Brown, and Beaty. The directors' stock option plan further provides that each new director shall be granted options to purchase 100 shares of common stock to the extent options remain available in, or are returned to, the directors' stock option plan.

Compensation Plans

     Set forth below is information as of December 31, 2002 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

====================================================================================================================
               Plan                 Number of securities to be     Weighted average        Number of securities
                                      issued upon exercise of
                                      outstanding options and                            remaining available for
                                              rights              exercise price(2)        issuance under plan
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved         1,314,154(1)            $17.93
by stockholders.................                                                                  44,561(3)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders........                   0                     0                             0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      Total.....................           1,314,154               $17.93                         44,561
====================================================================================================================

(1) Consists of options to purchase (i) 136,363 shares of common stock under the 1994 Stock Option Plan and (ii) 829,950 shares of common stock under the 2002 Stock Option Plan. Also includes restricted stock awards totaling 347,838 shares of common stock.
(2) The weighted average exercise price reflects the exercise price of $3.76 per share for options granted under the 1994 Stock Option Plan and $20.26 per share for options under the 2002 Plan. Does not take into effect the grant of shares of restricted stock.
(3) Consists of options to purchase 4,917 shares under the 1994 Stock Option Plan and 39,644 shares under the 2002 Plan.

--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
--------------------------------------------------------------------------------

     Federal law requires all loans or extensions of credit to executive officers and directors to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Fidelity Federal Bank & Trust's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     All transactions between Fidelity Federal Bank & Trust and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Fidelity Federal Bank & Trust than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent non-employee directors of the bank not having any interest in the transaction. During the year ended December 31, 2002, Fidelity Federal Bank & Trust had no loans outstanding to directors or executive officers which were made on preferential terms.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Bank's directors and officers are made in conformity with the Federal Reserve Act and the FDIC Regulation O.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Deloitte & Touche LLP as the Company's auditors for the 2003 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Deloitte & Touche LLP for the Company's fiscal year ending December 31, 2003. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     Audit Fees. During the past two years the aggregate fees billed for professional services rendered by Deloitte & Touche LLP (the "Independent Auditor") for the audit of the Company's annual financial statements and for the review of the Company's Forms 10-Q were $214,000 for 2002 and $185,300 for 2001.

     Audit-related fees. During the past two years the aggregate fees billed for professional services by the Independent Auditor that are reasonably related to the performance of the audit were $32,600 for 2002 and $278,600 for 2001. Audit-related fees in 2002 included $28,600 in audit fees for the Company's employee benefit plans and $4,000 in consent issuance fees in conjunction with the filing of a registration statement on Form S-8. Audit-related fees in 2001 included $26,100 in audit fees for the Company's employee benefit plans and $251,200 in consent issuance fees for the filing of a registration statement on Form S-8.

     Tax Fees. During the past two fiscal years the aggregate fees billed for professional services by the Independent Auditor for tax services were $56,500 for 2002 and $54,300 for 2001.

     All Other Fees. The aggregate fees billed for professional services rendered for the Company by the Independent Auditor for service other than those listed above were $4,700 for 2002. No fees were paid in this category during 2001.

     In order to ratify the selection of Deloitte & Touche LLP as the auditors for the 2003 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as auditors for the 2003 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal must be received at the Company's executive office, 205 Datura Street, West Palm Beach, Florida 33401, no later than December 22, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Bylaws of the Company provide an advance notice procedure before certain business or nominations to the Board of Directors may be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the Annual Meeting of Stockholders is expected to be held is April 20, 2004. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the next Annual Meeting of Stockholders must be given to the Company no later than January 15, 2004.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, Fidelity Bankshares, Inc., 205 Datura Street, West Palm Beach, Florida 33401.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Elizabeth M. Cook
                                            ----------------------------------
                                            Elizabeth M. Cook
West Palm Beach, Florida
March 21, 2003

                                 REVOCABLE PROXY

                            FIDELITY BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 2003

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, on April 22, 2003, at 10:00 a.m. Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                      FOR              WITHHELD
1. The election as Director of all nominees
   listed below each to serve for a three-year        [  ]               [  ]
   term

   Vince A. Elhilow Donald E. Warren, M.D.

   INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

   ----------------------------------

   ----------------------------------

                                                FOR       AGAINST       ABSTAIN

2. The ratification of the appointment of      [  ]         [  ]          [  ]
   Deloitte & Touche LLP as the Company's
   independent auditor for the fiscal year
   ending December 31, 2003.





The Board of Directors recommends a vote "FOR" each of the listed proposals.

 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 21, 2003 and audited financial statements.


Dated: _________________________              [  ]   Check Box if You Plan
                                                     to Attend Annual Meeting


-------------------------------              -----------------------------------
PRINT NAME OF STOCKHOLDER                          PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                           SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.





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